Exhibit h

[FORM OF DEALER MANAGER AGREEMENT]

TICC CAPITAL CORP.

Up to • Shares of Common Stock Issuable Upon Exercise

of Transferable Rights to Subscribe for

Such Shares of Common Stock

DEALER MANAGER AGREEMENT

New York, New York

May •, 2008

RBC Capital Markets Corporation

Three World Financial Center

200 Vesey Street

New York, NY 10281

Ladies and Gentlemen:

TICC Capital Corp., a Maryland corporation (the “Company”), TICC Management, LLC, a Delaware limited liability company (the “Adviser”), and the Adviser’s managing member, BDC Partners, LLC, a Delaware limited liability company (“BDC Partners”), each confirms its agreement with and appointment of RBC Capital Markets Corporation (“RBC”) to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Company to the holders of record (the “Record Date Holders”) at 5:00 p.m. (New York City time) on •, 2008 (the “Record Date”) or such other date as is established as the record date for such purpose of shares of common stock, par value $.01 per share (the “Common Stock”), of the Company, of transferable rights entitling Record Date Holders, and any transferees of rights thereof (collectively, the “Holders”), to subscribe collectively for up to an aggregate of up to • whole shares (each, a “Share” and, collectively, the “Shares”) of Common Stock (the “Rights Offering”). Pursuant to the terms of the Rights Offering, the Company is issuing each Record Date Holder one transferable right (each, a “Right” and, collectively, the “Rights”) for each whole share of Common Stock held by such Record Date Holder on the Record Date. The Rights entitle Holders to acquire during the subscription period (the “Subscription Period”) set forth in the Prospectus (as defined below), at the subscription price set forth in the Prospectus, one Share for each five Rights exercised, on the terms and subject to the conditions set forth in the Prospectus. No fractional Shares will be issued. Pursuant to the over-subscription privilege in connection with the Rights Offering (the “Over-Subscription Privilege”), Record Date Holders who fully exercise all Rights issued to them (other than those which cannot be exercised because they represent the right to acquire less than one Share) may subscribe for additional Shares not subscribed for by other Holders (the “Remaining Shares”) on the terms and subject to the conditions set forth in the Prospectus, including as to proration. In addition, any Rights Holder other than a Record Date Stockholder who exercises Rights is entitled pursuant to the Over-Subscription Privilege to subscribe for any Remaining Shares that are not otherwise subscribed for by Record Date Stockholders pursuant to the Over-Subscription Privilege, on the terms and subject to the conditions set forth in the Prospectus, including as to proration.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-149894) covering the registration of the Rights and the Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), which registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A and Rule 497 under the Securities Act. Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof, and any information deemed to be included by Rule 430A under the Securities Act contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and also including any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the “Registration Statement.” The term “Prospectus” means (except as otherwise specified herein) the final prospectus in the form filed with the Commission pursuant to Rule 497 under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act.

Any letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use, approve, prepare or authorize in writing for use in connection with the Rights Offering, as any of them may be amended, modified or supplemented from time to time, in each case in the form filed with the Commission as an exhibit to the Registration Statement or pursuant to Rule 482 under the Securities Act, as applicable, are collectively referred to hereinafter as the “Offering Materials.”

1. Representations and Warranties.

(a) The Company, the Adviser and BDC Partners represent and warrant to, and agree with, the Dealer Manager as of the date hereof and as of the date of the commencement of the Rights Offering (such later date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:

(i) The Company is eligible to use Form N-2; the conditions to the use of Form N-2 in connection with the distribution of the Rights and the offering and sale of the Shares issuable upon exercise of the Rights, as contemplated hereby and as set forth in the Prospectus have been satisfied. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act; and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement and any post-effective amendments thereto became effective, as of the Representation Date and at the Expiration Date, the Registration Statement (as amended or supplemented) complied and will comply in all material respects with the requirements of the Securities Act, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (as amended or supplemented), as of its date, and as of the respective dates of any amendments or supplements thereto, as of the Representation Date and as of the Expiration Time, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Offering Materials (as amended or supplemented), at of their date, as of the Representation Date, or if filed with the Commission thereafter, as of such filing date, and at the Expiration Time, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they have been made, not misleading. The representations and warranties in this Section 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the Offering Materials made in reliance upon and conformity with information concerning the Dealer Manager furnished in writing by or on behalf of the Dealer Manager to the Company expressly for use in the Registration Statement, the Prospectus or the Offering Materials.

(ii) The Company has filed with the Commission pursuant to Section 54(a) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), a completed and executed Form N-54A, pursuant to which the Company has elected to be subject to the provisions of Sections 55 through 65 of the Investment Company Act (the “BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election; the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefore initiated or threatened by the Commission. All required action has been taken by the Company under the Securities Act, the Investment Company Act and any state securities laws to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the Company’s articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in compliance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager.

(iii) PricewaterhouseCoopers LLP, the accounting firm that audited the financial statements of the Company set forth in the Registration Statement and the Prospectus, is an independent registered accounting firm as required by the Securities Act.

(iv) The financial statements, together with the related schedules and notes thereto, of the Company set forth in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company as of the dates indicated in conformity with generally accepted accounting principles; and the information set forth in the Prospectus under the headings “Fees and Expenses,” “Selected Financial and Other Data” and “Selected Quarterly Financial Data” each presents fairly in all material respects the information stated therein.

(v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and is duly licensed or qualified to do business in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the business, properties, financial position, results of operations or prospects of the Company (“Material Adverse Effect”). The Company has no subsidiaries.

(vi) The Company’s authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Securities”; the Rights have been duly authorized by all requisite corporate action on the part of the Company for issuance pursuant to the Rights Offering; the Shares have been duly authorized by all requisite corporate action on the part of the Company for issuance and sale pursuant to the terms of the Rights Offering and, when issued and delivered by the Company pursuant to the terms of the Rights Offering against payment of the consideration set forth in the Prospectus will be validly issued and fully paid and non-assessable; all statements relating to the Shares and the Rights contained in the Registration Statement and the Prospectus conform, in all material respects, to the Shares and the Rights, as the case may be; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

(vii) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not issued any shares of Common Stock, and, except as set forth in the Prospectus, no shares of Common Stock are outstanding as of the date hereof, other than those shares of Common Stock issued pursuant to the Company’s dividend reinvestment plan.

(viii) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or to the Company’s knowledge any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared in respect of the Company’s capital stock and (D) the Company has not incurred any long-term debt.

(ix) Except as set forth in the Prospectus, there is no pending or, to the knowledge of the Company, the Adviser or BDC Partners, as the case may be, threatened action, suit or proceeding affecting the Company or to which the Company is a party before or by any court or governmental agency or body, which, in either case, if determined adversely to the Company, is reasonably likely to result in a Material Adverse Effect.

(x) There are no contracts or other documents of the Company that are required to be filed as exhibits to the Registration Statement by the Securities Act that have not been so filed.

(xi) Each of this Agreement, the Subscription Agent Agreement dated as of •, 2008 (the “Subscription Agent Agreement”) by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A., the Amended and Restated Investment Advisory Agreement dated as of June 17, 2004, by and between the Company and the Adviser (the “Investment Advisory Agreement”), and the Administration Agreement, dated as of November 18, 2003 (the “Administration Agreement”), by and between the Company and BDC Partners (collectively, all the foregoing are the “Company Agreements”), has been duly authorized, executed and delivered by the Company; each of the Subscription Agent Agreement, the Investment Advisory Agreement and the Administration Agreement are, assuming due authorization, execution and delivery by the other parties thereto, legal, valid, binding and enforceable obligations of the Company except, as enforcement may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exception”) and except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy (the “Indemnity Exception”).

(xii) Performance of the Company’s obligations under the Company Agreements and the consummation of the transactions contemplated therein or in the Registration Statement will not result in a material breach or violation of any of the terms and provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to any material agreement, indenture, mortgage, lease or other material instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the Company’s charter or bylaws, or any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(xiii) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Company Agreements or the Registration Statement, except such as have been obtained, or such as may be required (and shall be obtained as provided in this Agreement) under the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and state securities laws.

(xiv) Each of the Company Agreements complies as to form in all material respects with all applicable provisions of the Investment Company Act.

(xv) The Common Stock has been duly listed on the Nasdaq Global Select Market and prior to their issuance, each of the Rights and Shares will have been approved for listing, subject to official notice of issuance.

(xvi) The Company owns or possesses or has obtained all governmental licenses, permits, consents, orders or approvals and other governmental authorizations (the “Authorizations”) necessary to operate its properties, to carry on its business as contemplated in the Prospectus, except in each case where the failure to obtain or maintain any such Authorizations would not result in a Material Adverse Effect, and such Authorizations are, in all material respects, in full force and effect.

(xvii) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement); provided that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the terms of this Section 1(a)(xvi).

(xviii) The Company has complied in all previous tax years since 2004, and intends to direct the investment of the proceeds of the Rights Offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply with the applicable requirements to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

(xix) The Company has been organized and operated, and currently is organized and operated, in conformance with the requirements of the Investment Company Act applicable to business development companies. The method of operation of the Company will permit it to continue to meet the requirements for qualification as a business development company under the Investment Company Act.

(xx) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxi) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxii) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxiii) Neither the Company nor, to the Company’s knowledge, any director or officer of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(xxiv) Neither the Company nor, to the knowledge of the Company, any director or officer of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxv) The Company has not distributed and, prior to the occurrence of the Expiration Date and completion of the distribution of the Shares, will not distributed any offering material in connection with the transactions contemplated herein other than the Prospectus or any Offering Materials to which the Dealer Manager has consented.

(b) The Adviser and BDC Partners represent and warrant to, and agree with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

(i) Each of the Adviser and BDC Partners has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly licensed or qualified as a foreign corporation and in good standing to do business in each other jurisdiction in which its ownership of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified would not have a material adverse effect upon the business, properties, financial position, results of operations or prospects of the Adviser or BDC Partners, as the case may be (an “Adviser/BDC Partners Material Adverse Effect”) or prevent consummation of the transactions contemplated hereby.

(ii) The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

(iii) This Agreement, the Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and BDC Partners, as the case may be; each of the Investment Advisory Agreement and the Administration Agreement is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Adviser and BDC Partners, as the case may be, except as enforcement may be limited by the Enforceability Exception and the Indemnity Exception.

(iv) The performance by each of the Adviser and BDC Partners of its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement, as the case may be, and the consummation of the transactions contemplated herein and therein by each of the Adviser and BDC Partners, as the case may be, will not result in a breach or violation of any of the terms and provisions of, or constitute a default, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser or BDC Partners, as the case may be, under any material agreement, indenture, mortgage, lease or other material instrument to which the Adviser or BDC Partners is a party or by which either is bound or to which any of the property of the Adviser or BDC Partners, as the case may be, is subject, nor will such action result in a violation of the charter or bylaws of the Adviser or BDC Partners, as the case may be, or any material order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or BDC Partners, as the case may be, or any of its properties or operations.

(v) Except as set forth in the Prospectus, there is no pending or, to the knowledge of the Adviser or BDC Partners, as the case may be, threatened action, suit or proceeding to which either the Adviser or BDC Partners is a party before or by any court or governmental agency or body, which in either case, if determined adversely to the Adviser or BDC Partners, as the case may be, would have an Adviser/BDC Partners Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

(vi) Each of the Adviser and BDC Partners (i) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (ii) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (iii) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of exercises of Rights pursuant to this Agreement); provided that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the terms of this Section 1(b)(v).

(vii) Each of the Adviser and BDC Partners owns, possesses or has obtained and currently maintains all Authorizations necessary to carry on its business as set forth in and contemplated by the Prospectus except where the failure to obtain or maintain such Authorizations would not have an Adviser/BDC Partners Material Adverse Effect.

(viii) The description of each of the Adviser and BDC Partners and its business in the Registration Statement and the Prospectus complies in all material respects with the requirements of the Securities Act and the Investment Company Act and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ix) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Adviser and BDC Partners, as the case may be, of the transactions contemplated by this Agreement, except such as have been obtained, or such as may be required (and shall be obtained or made as provided in this Agreement) under the Investment Company Act, the Securities Act, the Exchange Act and state securities laws.

(c) Any certificate required by this Agreement that is signed by any officer of the Company or the Adviser or BDC Partners and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Company or the Adviser or BDC Partners, as the case may be, to the Dealer Manager, as to the matters covered thereby.

2. Agreement to Act as Dealer Manager.

(a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of this Agreement:

(i) The Company hereby appoints the Dealer Manager and other soliciting dealers entering into a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A, with the Dealer Manager (the “Soliciting Dealers”), to solicit, in accordance with the Securities Act, the Investment Company Act, the Exchange Act and their customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement and, where applicable, the terms and conditions of such Soliciting Dealer Agreement; and

(ii) The Company agrees to furnish or cause to be furnished to the Dealer Manager lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Record Date Holders.

(b) The Dealer Manager agrees to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Rights Offering.

(c) No fee or reimbursement, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Manager in connection with any services provided or costs and expenses incurred by the Dealer Manager pursuant to this Agreement.

(d) Each of the Company and the Dealer Manager agrees that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services to the Company contemplated by this Agreement, and the Dealer Manager shall not be deemed to be an agent or fiduciary of the Company or any of its affiliates, equity holders or creditors, or of any person, including Soliciting Dealers, arising out of its engagement pursuant to this Agreement. In soliciting the exercise of Rights, no Soliciting Dealer shall be deemed to be acting as the agent or fiduciary of the Dealer Manager or of the Company or any of their respective affiliates, equity holders or creditors, or of any other person. It is understood that the Dealer Manager is being engaged hereunder solely to provide the services described above on behalf of the Company and that the Dealer Manager is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder.

(e) The Dealer Manager agrees to perform the services set forth above with respect to the Rights Offering in accordance with its customary practices in connection with similar transactions, including (but not limited to) using its reasonable best efforts to solicit the exercise of Rights pursuant to the Rights Offering and in communicating with the Soliciting Dealers.

(f) In rendering the services contemplated by this Agreement, neither the Dealer Manager nor any affiliate thereof will be subject to any liability to the Company or the Adviser or any of their respective affiliates, for any losses, claims, damages, liabilities or expenses arising from any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement or otherwise in connection with the Rights Offering, except to the extent that any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the willful misfeasance or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

3. Dealer Manager and Solicitation Fees. In full payment for the financial advisory, marketing, soliciting and any other services rendered and to be rendered hereunder by the Dealer Manager, the Company agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 4.0% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers equal to •% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. The Dealer Manager agrees to pay the Soliciting Fees to the Soliciting Dealers designated on the applicable portion of the form used by the Holder to exercise Rights and the Over-Subscription Privilege, and if no Soliciting Dealer is so designated pursuant to the terms of the Soliciting

Dealer Agreement, then the Dealer Manager shall retain such Soliciting Fees for Shares issued pursuant to the exercise of Rights and Over-Subscription Privilege. The Company shall have no obligation to pay (or reimburse the Dealer Manager) for Soliciting Fees. Payment to the Dealer Manager by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Company issues Shares after the Expiration Date. Payment to a Soliciting Dealer will be made by the Dealer Manager by check to an address identified by such Soliciting Dealer. Such payments shall be made on or before the tenth business day following each date on which the Company issues Shares after the Expiration Date.

4. Covenants of the Company, the Adviser and BDC Partners. Each of the Company, the Adviser and BDC Partners covenants with the Dealer Manager as follows:

(a) To use its best efforts to cause the Registration Statement to become effective under the Securities Act, and to advise the Dealer Manager promptly as to the time at which the Registration and any amendments thereto (including any post-effective amendment) becomes so effective.

(b) To notify the Dealer Manager promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. Each of the Company, the Adviser and BDC Partners will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) that if, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the Shares may be issued and sold as contemplated herein, the Company shall endeavor to cause such post-effective amendment to become effective as soon as possible, and the Company shall advise Dealer Manager promptly and, if requested by Dealer Manager, shall confirm in writing, (i) when any such post-effective amendment has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497 under the Securities Act (which the Company agrees to file in a timely manner under such Rule).

(d) to advise the Dealer Manager promptly of, and, if requested, confirming in writing, any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Dealer Manager promptly of any proposal to amend or supplement the Registration Statement, the Pricing Prospectus or the Prospectus, and to provide Dealer Manager copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Dealer Manager shall reasonably object in writing.

(e) To furnish, without charge, to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act.

(f) If any event shall occur as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a Holder, to forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Manager), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) To endeavor, in cooperation with the Dealer Manager and its counsel, to assist such counsel to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate and maintain such qualifications in effect for the duration of the Rights Offering; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

(h) To make generally available to its security holders (as contemplated by Section 11(a) of the Securities Act and Rule 158 thereunder) as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 thereunder) of the Company covering a twelve-month period beginning not later than the first day of the Company’s second fiscal quarter following the “effective” date (as defined in said Rule 158) of the Registration Statement.

(i) The Company shall not directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any equity or equity related securities of the Company or securities convertible into such securities, other than the Rights, the Shares and the Common Stock issued in connection with the reinvestment of dividends or distributions, for a period of 90 days from the date of this Agreement without the prior consent of the Dealer Manager,

(j) To apply the net proceeds from the Rights Offering as set forth under “Use of Proceeds” in the Prospectus.

(k) To the extent required, to use its best efforts to cause each of the Rights and the Shares to be duly authorized for listing by the Nasdaq Global Select Market prior to the time of issuance.

(l) The Company will use its best efforts to maintain its status as a business development company under the Investment Company Act; provided, however, at any time, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders in accordance with Section 58 of the Investment Company Act or a successor provision.

(m) The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code; provided, however, at any time, the Company may cease to qualify if it withdraws its election to be, or otherwise de-registers as, a business development company, with the approval of the board of directors and a vote of stockholders in accordance with Section 58 of the Investment Company Act or a successor provision.

(n) To advise or cause the Subscription and Information Agent to advise the Dealer Manager and each Soliciting Dealer from day to day during the period of, and promptly after the termination of, the Rights Offering, as to the names and addresses of all Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request.

(o) Not to take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares; provided that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the meaning of this Section 4(n).

(p) Except as required by applicable law, the use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Company, the Adviser or BDC Partners in connection with the Rights Offering is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Company, the Adviser and BDC Partners agree to notify the Dealer Manager within a reasonable time prior to such use, but the Company, the Adviser and BDC Partners are nonetheless permitted to use such reference.

5. Payment of Expenses.

(a) The Company will pay all its own expenses incident to the performance of its obligations under this Agreement and in connection with the Rights Offering, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and exercise forms relating to the Rights, (iii) the fees and disbursements of the Company’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(f) of this Agreement, including filing fees and, subject to Section 5(b), the reasonable out-of-pocket fees and expenses relating to the preparation and delivery of any Blue Sky Letter by counsel to the Dealer Manager, (v) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and other production and delivery of copies of any Blue Sky Letter, (vii) the reasonable out-of-pocket fees and expenses incurred with respect to any filing with the Financial Industry Regulatory Authority (“FINRA”), (viii) the fees and expenses incurred in connection with the listing of the Rights and the Shares on the Nasdaq Global Select Market, (ix) the printing or other production, mailing and delivery expenses incurred in connection with the Prospectus and the Offering Materials, (x) the fees and expenses incurred by the Company with respect to the Subscription and Information Agent, (xi) all reasonable out-of-pocket fees and expenses, if any, and subject to Section 5(b), incurred by the Dealer Manager and Soliciting

Dealers in connection with their mailing and handling of materials related to the Rights Offering to their customers and (xii) all other fees and expenses, including the direct expenses incurred by the Company in connection with a roadshow (but excluding the announcement, if any, of the Rights Offering in The Wall Street Journal) incurred in connection with or relating to the Rights Offering.

(b) In addition to any fees that may be payable to the Dealer Manager under this Agreement, whether or not the Rights Offering is completed, the Company shall reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel, in an amount up to $100,000 (inclusive of reimbursement pursuant to Section 5(a)). The Company shall not be obligated to reimburse the Dealer Manager for any expenses arising under or in connection with this Agreement in excess of $100,000.

6. Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and BDC Partners contained herein, to the performance by the Company, the Adviser and BDC Partners of their respective obligations hereunder, and to the following further conditions:

(a) The Registration Statement shall have become effective not later than 5:30 P.M. on the Representation Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(b), (d) or (h), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company, the Adviser, BDC Partners or the Dealer Manager, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

(b) On the Representation Date and the Expiration Date, the Dealer Manager shall have received the favorable opinion, dated the Representation Date and the Expiration Date, as the case may be, of Sutherland Asbill & Brennan LLP, counsel for the Company, the Adviser and BDC Partners, in the form attached as Exhibit A hereto.

(c) The Dealer Manager shall have received from Dechert LLP, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Rights Offering, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Dealer Manager a certificate of the Company, signed by the President or other senior officer of the Company, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of his knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent balance sheet included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, prospects, net worth or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), except as set forth in the Prospectus.

(e) The Adviser shall have furnished to the Dealer Manager a certificate, signed by its President or other senior officer, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has reviewed the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and: (i) the representations and warranties of the Adviser in this Agreement are true and correct (after giving effect to any materiality qualifications contained in such representations and warranties) on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and (ii) the Adviser has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date.

(f) The Dealer Manager shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the Representation Date and the Expiration Date, and addressed to the Dealer Manager in form and substance reasonably satisfactory to the Dealer Manager.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Rights Offering as contemplated by the Registration Statement and the Prospectus.

(h) Prior to the Representation Date and the Expiration Date, the Company shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Representation Date by the Dealer Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7. Indemnification and Contribution.

(a) Each of the Company, the Adviser and BDC Partners, jointly and severally, will indemnify and hold harmless the Dealer Manager, its partners, directors and officers, and any person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus or the Offering Materials, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement (or any amendment thereto), the Prospectus or the Offering Materials, or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Dealer Manager furnished in writing by or on behalf of Dealer Manager to the Company expressly for use in the Registration Statement, the Prospectus or the Offering Materials or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement (or any amendment thereto), the Prospectus or the Offering Materials or necessary to make such information not misleading.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Dealer Manager or any such person in respect of which indemnity may be sought against the Company, the Adviser or BDC Partners pursuant to the foregoing paragraph, the Dealer Manager or such person shall promptly notify the Company, the Adviser or BDC Partners, as applicable, in writing of the institution of such Proceeding and the Company, the Adviser or BDC Partners, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company, the Adviser or BDC Partners shall not relieve the Company, the Adviser or BDC Partners from any liability which the Company, the Adviser or BDC Partners may have to the Dealer Manager or any such person or otherwise. The Dealer Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company, the Adviser or BDC Partners in connection with the defense of such Proceeding or the Company, the Adviser or BDC Partners shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, the Adviser or BDC Partners (in which case the Company, the Adviser or BDC Partners shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, the Adviser or BDC Partners, as applicable, and paid as incurred (it being understood, however, that the Company, the Adviser or BDC Partners shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company, the Adviser or BDC Partners shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Adviser or BDC Partners, the Company, the Adviser or BDC Partners agrees to indemnify and hold harmless the Dealer Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) The Dealer Manager will indemnify and hold harmless each of the Company, the Adviser and BDC Partners, their respective members, directors and officers, and any person who controls the Company, the Adviser or BDC Partners within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Adviser or BDC Partners or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Dealer Manager furnished in writing by or on behalf of the Dealer Manager to the Company expressly for use in the Registration Statement (or any amendment thereto), the Prospectus or the Offering Materials, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or such Offering Materials or necessary to make such information not misleading.

If any Proceeding is brought against the Company, the Adviser or BDC Partners or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Company, the Adviser or BDC Partners or such person shall promptly notify the Dealer Manager in writing of the institution of such Proceeding and the Dealer Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Dealer Manager shall not relieve the Dealer Manager from any liability which the Dealer Manager may have to the Company, the Adviser or BDC Partners or any such person or otherwise. The Company the Adviser or BDC Partners or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser or BDC Partners or such person unless the employment of such counsel shall have been authorized in writing by the Dealer Manager or the Dealer Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Dealer Manager and paid as incurred (it being understood, however, that the Dealer Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Dealer Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Manager but if settled with the written consent of the Dealer Manager, the Dealer Manager agrees to indemnify and hold harmless the Company, the Adviser and BDC Partners and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or is insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and BDC Partners on the one hand and the Dealer Manager on the other hand from the Rights Offering and the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and BDC Partners, on the one hand, and of the Dealer Manager, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and BDC Partners on the one hand and the Dealer Manager on the other shall be deemed to be in the same respective proportions as the total proceeds from the Rights Offering (before deducting expenses) received by the Company, the Adviser and BDC Partners and the total fees received by the Dealer Manager, bear to the aggregate offering price of the Shares. The relative fault of the Company, the Adviser and BDC Partners, on the one hand. and of the Dealer Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Adviser or BDC Partners, or by the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Adviser, BDC Partners and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, the Dealer Manager shall not be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Company, the Adviser and BDC Partners contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, or any person who controls the Company, the Adviser or BDC Partners within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the acceptance and delivery of the Shares and payment therefor. Each of the Company, the Adviser, BDC Partners and the Dealer Manager agrees promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, the Adviser or BDC Partners, against any of the Company’s, the Adviser’s or BDC Partners’ officers or directors, as the case may be, in connection with the Rights Offering and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

(f) Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance or gross negligence in the performance of its duties hereunder, or by reason of such person’s reckless disregard of such person’s obligations and duties hereunder.

(g) Each of the Company, the Adviser and BDC Partners agrees to indemnify each Soliciting Dealer and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections 7(a), 7(c), 7(d), 7(e) and 7(f), to the extent that a court of competent jurisdiction determines that such Soliciting Dealer, or such controlling person, is a statutory underwriter under the Securities Act.

(h) Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.

8. Information Furnished by the Dealer Manager. The name of the Dealer Manager set forth on the cover page of the Prospectus and the statements set forth in the first sentence of the first paragraph, the second paragraph and the fourth paragraph under the caption “The Offer — Distribution Arrangements” in the Prospectus constitute the only information furnished by or on behalf of the Dealer Manager as such information is referred to in Sections 1 and 7 hereof.

9. Termination of Agreement.

(a) This agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Company prior to the expiration of the Rights Offering, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company, the Adviser or BDC Partners, which would, in the Dealer Manager’s judgment, make it impracticable or inadvisable to proceed with the Offering of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Dealer Manager’s judgment makes it impracticable or inadvisable to proceed with the Offering of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to RBC Capital Markets, One Liberty Plaza, 165 Broadway, New York, NY 10006, with a copy to Dechert LLP, 1775 I Street, N.W., Washington, DC 20006; if sent to the Company, the Adviser or BDC Partners, will be mailed, delivered or telegraphed and confirmed to them at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830, with a copy to Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, DC 20004.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the U.S. District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, the Adviser and BDC Partners hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Adviser, BDC Partners and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Adviser and BDC Partners agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Adviser and BDC Partners and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser or BDC Partners is or may be subject, by suit upon such judgment.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. Merger. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser and the Dealer Manager.

Very truly yours,

TICC CAPITAL CORP.

By:
Name:
Title:

TICC MANAGEMENT, LLC.

By:
Name:
Title:

BDC PARTNERS, LLC

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

RBC CAPITAL MARKETS CORPORATION

By:
Name:
Title:

TICC CAPITAL CORP.

Rights Offering for Shares of Common Stock

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

•, 2008, UNLESS EXTENDED

To Securities Dealers and Brokers:

TICC Capital Corp., a Maryland corporation (the “Company”), is issuing to its stockholders of record (“Record Date Holders”) at 5:00 p.m. (New York City time) on •, 2008 (the “Record Date”) transferable rights (“Rights”) entitling Record Date Holders, and any transferees of rights thereof (collectively, the “Holders”) to subscribe for an aggregate of up to • shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company upon the terms and subject to the conditions set forth in the Company’s Prospectus (the “Prospectus”), dated [            ], 2008 (the “Offer”). Each such Record Date Holder is being issued one Right for each full share of Common Stock owned on the Record Date. Such Rights entitle Holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter define/d), one Share for each five Rights, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Pursuant to the over-subscription privilege in connection with the Offer (the “Over-Subscription Privilege”) Record Date Holders who fully exercise all Rights issued to them (other than those which cannot be exercised because they represent the right to acquire less than one Share) may subscribe for additional Shares (the “Remaining Shares”) on the terms and subject to the conditions set forth in the Prospectus, including as to proration. In addition, any Rights Holder other than a Record Date Stockholder who exercises Rights is entitled pursuant to the Over-Subscription Privilege to subscribe for any Remaining Shares that are not otherwise subscribed for by Record Date Stockholders pursuant to the Over-Subscription Privilege, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. The Rights are transferable and are expected to be listed on the Nasdaq Global Select Market under the symbol “TICCR”. The Subscription Price will be • of the volume weighted average of the sales prices per share of the Company’s Common Stock on the Nasdaq Global Select Market on the day the Offer expires. The Subscription Period will commence on •, 2008 and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means •, 2008 unless the Company shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Company, will expire).

For the duration of the Offer, the Company has authorized and the Dealer Manager (as hereinafter defined) has agreed to reallow a Solicitation Fee to any qualified broker or dealer executing and delivering to the Dealer Manager a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to Computershare Trust Company, N.A., the Company’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights (including the Over-Subscription Privilege) and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive from the Dealer Manager (and not from the Company) the Solicitation Fee equal to •% of the Subscription Price per Share so purchased; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority (“FINRA”) or any foreign broker or dealer not eligible for membership who agrees to conform to the FINRA rules in making solicitations in the United States to the same extent as if it were a member thereof.

The Dealer Manager may engage Soliciting Dealers in its discretion and the Dealer Manager shall pay, the Solicitation Fees payable to the undersigned Soliciting Dealer, and the Company has agreed to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated •, 2008, among RBC Capital Markets as the dealer manager (the “Dealer Manager”), the Company, Technology Investment Management, LLC and BDC Partners (the “Dealer Manager Agreement”). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which the opinion of counsel to the Company or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Company or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Company or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Company, or create any association between such parties, or shall render the Dealer Manager or the Company liable for the obligations of any Soliciting Dealer. Except as provided above with respect to Solicitation Fees, the Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights designating the Soliciting Dealer in the applicable portion thereof and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date, of (a) a properly completed and duly executed Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof and (b) full payment for such Shares. In the case of a Notice of Guaranteed Delivery, Solicitation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Solicitation Fees will be paid by the Dealer Manager to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day following each date on which the Company issues Shares after the Expiration Date with respect to which such Subscription Certificates were received.

All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Dealer Manager, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Subscription Agent for the Offer, Computershare Trust Company, N.A., or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Solicitation Fees from the Dealer Manager by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Dealer Manager that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder (collectively, the “Exchange Act”), any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulation of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through the Dealer Manager; (iv) it has not purported to act as agent of the Company or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Company; (vii) it will not accept Solicitation Fees paid by the Dealer Manager pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights for its own account; (viii) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Dealer Manager pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify and hold harmless the Company, the Dealer Manager, the partners, directors, officers, employees and agents of Company and the Dealer Manager and any person who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (the “Indemnified Persons”) and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or the Dealer Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any action taken by such Soliciting Dealer under this Agreement or any breach of such Soliciting Dealer’s representations made herein and described above. In making the foregoing representations, the Soliciting Dealer is reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if it has bought, sold, dealt in or traded in any Shares for its own account since the commencement of the Offer.

Upon expiration of the Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of FINRA or a foreign broker or dealer not eligible for membership who has conformed to the FINRA rules, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to RBC Capital Markets Corporation, Three World Financial Center, 200 Vesey Street, New York, NY 10281, Attn: •.

TICC Capital Corp.

Rights Offering

Expires •, 2008

A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours,

RBC CAPITAL MARKETS, as Dealer Manager

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address
Contact at Soliciting Dealer
Authorized Signature	Area Code and Telephone Number
Name and Title	Facsimile Number
Dated:

Payment of the Solicitation Fee shall be mailed by check to the following address: